UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     November 26, 2018

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida    33487

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code    (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of theSecurities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2018, The GEO Group, Inc. (“GEO” or the “Company”) received formal notice from John J. Bulfin, GEO’s Senior Vice President, General Counsel and Secretary, of his intention to retire effective January 1, 2019. Mr. Bulfin has served as GEO’s General Counsel and Secretary since 2000. GEO thanks Mr. Bulfin for his many years of dedicated service.

Mr. Bulfin will be entitled to receive a retirement payment of approximately $1.7 million under the terms of the Senior Officer Retirement Plan. GEO and Mr. Bulfin intend to enter into a consulting agreement pursuant to which Mr. Bulfin will serve as a consultant to GEO from January 1, 2019 through December 31, 2020.

On November 29, 2018, the Board of Directors of GEO appointed Joe Negron to the role of Senior Vice President, General Counsel and Secretary effective January 1, 2019. Mr. Negron will commence his employment with GEO on December 4, 2018 and will be working with Mr. Bulfin throughout the month of December to ensure a smooth transition. Prior to joining GEO, Mr. Negron has had 30 years of experience in business law and complex corporate and commercial litigation. Mr. Negron has worked for several prestigious Florida law firms throughout his career, most recently in the litigation practice at Akerman LLP. He will bring decades of legal experience to GEO.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 29, 2018, the Board of Directors of GEO, upon the recommendation of the Nominating and Corporate Governance Committee, adopted a resolution to decrease the number of current directors from eight directors to seven directors as a result of the resignation of Clarence E. Anthony from the Board of Directors. The effect of the resolution is an amendment to Article V, Section 1 of GEO’s Second Amended and Restated Bylaws.

The resolution of the Board of Directors to amend GEO’s Second Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to the Second Amended and Restated Bylaws of The GEO Group, Inc., effective November 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

November 30, 2018	By:	/s/ Brian R. Evans
Date		Brian R. Evans Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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